UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 31, 2009

MoneyGram International, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-31950	16-1690064
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1550 Utica Avenue South, Suite 100, Minneapolis, Minnesota		55416
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	952-591-3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) MoneyGram International, Inc. (the "Corporation") and Anthony P. Ryan, President and Chief Executive Officer of the Corporation, have mutually agreed that Mr. Ryan’s employment with the Corporation terminated without cause effective September 1, 2009. On such date, Mr. Ryan resigned from all positions he held with the Corporation and affiliates, including his position as a member of the Board of Directors of the Corporation (the "Board"). The Company anticipates it will enter into a separation agreement with Mr. Ryan, the terms of which will be subsequently disclosed pursuant to Item 5.02 on Form 8-K.

(e) On August 31, 2009, the Board granted Ms. Patsley, Executive Chairman, a non-qualified option to purchase 6,300,000 shares of common stock of the Corporation under the amended MoneyGram International, Inc. 2005 Omnibus Incentive Plan (the "Omnibus Plan"), pursuant to the Non-Qualified Stock Option Agreement dated August 31, 2009, with an exercise price of $2.66 per share (representing the fair market value of the common stock of the Corporation as of the grant date). Options for 50% of the shares are considered "Time Vested" and options for 50% of the shares are considered "Performance Vested." With respect to 2,000,000 option shares (allocated pro-rata between Time Vested and Performance Vested), the options will not vest and are subject to forfeiture if the stockholders of the Corporation do not approve an amendment to the Omnibus Plan to remove or increase the limitation on the number of option shares that may be granted to an executive officer in a year. Affiliates of Thomas H. Lee Partners, L.P. have provided an executed Proxy appointing a representative of the Corporation as attorney and proxy to vote "FOR" the amendment to the Omnibus Plan at the next annual or special meeting of stockholders of the Corporation.

The Time Vested options will vest in equal installments over four years on the anniversary of the grant date. The Performance Vested options will vest as follows: Options for 50% of the shares will vest (i) when the value of the common stock of the Corporation has reached $3.50 per share for a period of 20 consecutive trading days during the five-year period following the grant date or (ii) on the date of a change in control (as defined in the Non-Qualified Stock Option Agreement) of the Corporation if there is a change in control during the five-year period following the grant date in the event the per share consideration in such change in control equals or exceeds $3.50; and options for 50% of the shares will vest (i) when the value of the common stock of the Corporation has reached $5.25 per share for a period of 20 consecutive trading days during the five-year period following the grant date or (ii) on the date of a change in control of the Corporation if there is a change in control during the five-year period following the grant date in the event the per share consideration in such change in control equals or exceeds $5.25. If the shares of common stock of the Corporation are not publicly traded, then vesting for the options that are Performance Vested will be vested in the manner set forth in the Non-Qualified Stock Option Agreement. The vesting of the Time Vested options will accelerate if following a change in control of the Corporation, Ms. Patsley’s employment is terminated by the Corporation without cause (as defined in her employment agreement) or is terminated with good reason (as defined in her employment agreement) and the shares of common stock of the Corporation are no longer publicly traded. The options will also continue to vest for a period of 12 months following certain types of termination of Ms. Patsley’s employment as described more fully below. This summary is subject to the full text of the Non-Qualified Stock Option Agreement, a copy of which is filed herewith as Exhibit 10.01 and is incorporated herein by reference into this Item 5.02.

(c)(1) Effective September 1, 2009, the Board appointed Pamela H. Patsley, Executive Chairman of the Corporation, as Chief Executive Officer of the Corporation.

(c)(2) Ms. Patsley, 52, has served as Executive Chairman of the Corporation since January 21, 2009. She worked with private equity firms to evaluate payment services business opportunities from January 2008 to January 21, 2009. Prior to that, Ms. Patsley was the senior executive vice president of First Data Corp., a provider of electronic commerce and payment solutions, from March 2000 to October 2007 and president of First Data International, an electronic payments processor, from May 2002 to October 2007. Prior to joining First Data, Ms. Patsley was the president and chief executive officer of Paymentech, Inc., a payment processor, from 1991 to 2000. Ms. Patsley is also a director of Molson Coors Brewing Company, a beer brewing company, Texas Instruments Inc., a semiconductor manufacturer, and Dr. Pepper Snapple Group Inc., a beverage manufacturer.

There are no arrangements or understandings between Ms. Patsley and the Corporation or any other persons pursuant to which Ms. Patsley was selected as an officer. Ms. Patsley does not have a family relationship with any director or executive officer of the Corporation. There are no relationships or related transactions between the Corporation and Ms. Patsley of the type required to be disclosed under Item 404(a) of Regulation S-K.

(c)(3) In connection with Ms. Patsley’s appointment as Chief Executive Officer, the Corporation and Ms. Patsley entered into an amended and restated employment agreement (the "Employment Agreement") effective September 1, 2009, amending and restating the employment agreement dated January 21, 2009 (as amended on May 12, 2009), whereby Ms. Patsley will be employed as Chief Executive Officer for a period commencing on September 1, 2009 and ending on August 31, 2013, subject to the Employment Agreement’s termination provisions. Under the terms of the Employment Agreement, Ms. Patsley will: (i) continue to serve as the Corporation’s Executive Chairman until the Board requests that she resign her position; (ii) devote substantially all of her time to the Corporation; (iii) receive an initial annual base salary of $850,000, subject to review annually; and (iv) receive a one-time signing bonus in the amount of $250,000 payable in a lump sum within thirty days of the effective date of the Employment Agreement. Ms. Patsley will also be eligible to receive other benefits and incentive compensation described in the Employment Agreement. If Ms. Patsley’s employment is terminated for a reason other than cause (as defined in the Employment Agreement), death or disability (as defined in the Employment Agreement), or if she terminates with good reason (as defined in the Employment Agreement), Ms. Patsley will be entitled to receive a severance allowance in an amount equal to the sum of (x) (1) if the termination occurs prior to August 31, 2012, two times her base salary in effect as of September 1, 2009 or her then-current base salary if greater or (2) if the termination of employment occurs on or after August 31, 2012, one and a half times her base salary in effect as of September 1, 2009 or her then-current base salary if greater and (y) provided that the Corporation achieves certain performance goals (as set forth in the Corporation’s Management and Line of Business Incentive Plan (the "MIP")) for the applicable performance period necessary for participants in the MIP to receive bonuses (and such bonuses are actually paid), a pro-rata portion of her target bonus for the year or her full target bonus if she has been employed for more than 180 days during the calendar year in which the termination of employment occurs. In addition, Ms. Patsley will be entitled to continuation of medical and dental coverage for a period of 18 months and her stock options will continue to vest for a period of 12 months following her termination of employment. In the event that Ms. Patsley remains employed for the entire term of the Employment Agreement, (i) she will be entitled to receive her full target bonus for the calendar year in which the term of the Employment Agreement expires, provided that the Corporation actually achieves performance goals for the applicable performance period necessary for participants in the MIP to receive bonuses pursuant to the MIP and (ii) her performance-based options will continue to vest until August 31, 2014. In addition, the Employment Agreement provides that to the extent any of the payments are subject to an excise tax under Section 4999 of the Internal Revenue Code of 1986, an additional payment will be made in an amount sufficient to allow Ms. Patsley to pay all excise taxes without a reduction in severance benefits. Under the Employment Agreement, Ms. Patsley is subject to a (A) two-year (if her termination of employment occurs prior to August 31, 2012) or (B) one and a half-year (if her termination of employment occurs on or after August 31, 2012) post-employment non-competition and non-solicitation restrictions in addition to confidentiality and non-disparagement obligations. This summary is subject to the full text of the Employment Agreement, a copy of which is filed herewith as Exhibit 10.02 and is incorporated herein by reference into this Item 5.02.

(e) Effective August 31, 2009, the Corporation amended Non-Qualified Option Agreements dated January 21, 2009 and May 12, 2009. The amendments provide that the options will continue to vest for a period of 6 or 12 months, as applicable, following certain types of termination of Ms. Patsley’s employment. This summary is subject to the full text of the Amendment to Non-Qualified Stock Option Agreements, a copy of which is filed herewith as Exhibit 10.03 and is incorporated herein by reference into this Item 5.02.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MoneyGram International, Inc.

September 4, 2009	By:	/s/ Jeffrey R. Woods

Name: Jeffrey R. Woods
Title: Executive Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.01	Non-Qualified Stock Option Agreement, dated August 31, 2009, between Pamela H. Patsley and MoneyGram International, Inc.
10.02	Amended and Restated Employment Agreement dated September 1, 2009, between Pamela H. Patsley and MoneyGram International, Inc.
10.03	Amendment to Non-Qualified Stock Option Agreements, dated August 31, 2009, between Pamela H. Patsley and MoneyGram International, Inc.